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                                                                    EXHIBIT 10.2



                            THE J. M. SMUCKER COMPANY

                           RESTRICTED SHARES AGREEMENT


         WHEREAS, ___________________ (the "Grantee") is an employee of The J.
M. Smucker Company, an Ohio corporation (the "Company"); and

         WHEREAS, the execution of an agreement in the form hereof (this "Agreement") has been authorized by a resolution of the Executive Compensation Committee (the "Committee") of the Board of Directors of the Company, pursuant to the Company's 1998 Equity and Performance and Incentive Plan as amended (the "Plan"), as of __________________ (the "Date of Grant");

         NOW, THEREFORE, the Company hereby grants to the Grantee __________ Restricted Shares (as defined in the Plan) (the "Restricted Shares"), effective as of the Date of Grant, subject to the terms and conditions of the Plan and the following additional terms, conditions, limitations and restrictions.

                                   ARTICLE I

                                   DEFINITIONS

         All terms used herein with initial capital letters and not otherwise defined herein that are defined in the Plan shall have the meanings assigned to them in the Plan.

                                   ARTICLE II

                     CERTAIN TERMS OF THE RESTRICTED SHARES

         1. Issuance of Restricted Shares. The Restricted Shares covered by this Agreement shall be issued to the Grantee effective upon the Date of Grant. The Common Shares subject to this grant of Restricted Shares shall be fully paid and nonassessable and shall be, as determined by the Company, either represented by a certificate or certificates or by electronic direct registration, registered in the Grantee's name, and endorsed with an appropriate legend referring to the restrictions hereinafter set forth.

         2. Restrictions on Transfer of Shares. The Common Shares subject to this grant of Restricted Shares may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the Grantee, except to the Company, until the Restricted Shares have become nonforfeitable as provided in Section 3 hereof; provided, however, that the Grantee's rights with respect to such Common Shares may be transferred by will or pursuant to the laws of descent and distribution. Any purported transfer or encumbrance in violation of the provisions of this Section 2 of this Article II shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Common Shares. The Company in its sole discretion, when and as permitted by the Plan, may waive the restrictions on transferability with respect to all or a portion of the Common Shares subject to this grant of Restricted Shares.



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         3.       Vesting of Restricted Shares.

                  (a) All of the Restricted Shares covered by this Agreement shall become nonforfeitable as follows: [INSERT VESTING SCHEDULE], if the Grantee shall have remained in the continuous employ of the Company or a Subsidiary during that period.

                  (b) Notwithstanding the provisions of Section 3(a) of this Article II, all of the Restricted Shares covered by this Agreement shall immediately become nonforfeitable (i) if the Grantee dies or becomes permanently disabled while in the employ of the Company or a Subsidiary during the [INSERT VESTING PERIOD] period from the Date of Grant, (ii) if, at any time during the [INSERT VESTING PERIOD] period from the Date of Grant, the Grantee is age 60 with at least ten years of service with the Company, or (iii) if a Change in Control occurs during the [INSERT VESTING PERIOD] period from the Date of Grant while the Grantee is employed by the Company or a Subsidiary.

                  (c) Notwithstanding the provisions of Section 3(a) of this Article II, if the Grantee leaves the employ of the Company or a Subsidiary within [INSERT VESTING PERIOD] from the Date of Grant under circumstances determined by the Committee to be for the convenience of the Company, the Committee may, when and as permitted by the Plan, determine that all of the Restricted Shares covered by this Agreement shall become nonforfeitable.

         4. Forfeiture of Shares. The Restricted Shares shall be forfeited, except as otherwise provided in Section 3 above, if the Grantee ceases to be employed by the Company or a Subsidiary prior to [INSERT VESTING PERIOD] years from the Date of Grant. In the event of a forfeiture, any certificate(s) representing the Restricted Shares or any evidence of direct registration representing the Restricted Shares covered by this Agreement shall be cancelled.

         5. Dividend, Voting and Other Rights. (a) Except as otherwise provided herein, from and after the Date of Grant, the Grantee shall have all of the rights of a shareholder with respect to the Restricted Shares covered by this Agreement, including the right to vote such Restricted Shares and receive any dividends that may be paid thereon; provided, however, that any additional Common Shares or other securities that the Grantee may become entitled to receive pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation, or reorganization or any other change in the capital structure of the Company shall be subject to the same restrictions as the Restricted Shares covered by this Agreement.

                  (a) Cash dividends on the Restricted Shares covered by this Agreement shall be paid to the Grantee pursuant to the Company's Amended Articles of Incorporation and reported on the Grantee's annual wage and tax statement (Form W-2) as compensation.

         6. Retention of Stock Certificate(s) by the Company. Certificates representing the Common Shares, if any, will be held in custody by the Company


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together with a stock power endorsed in blank by the Grantee with respect thereto, until those shares have become nonforfeitable in accordance with
Section 3.

                                  ARTICLE III

                               GENERAL PROVISIONS

         1. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any Common Shares pursuant to this Agreement if the issuance thereof would result in a violation of any such law.

         2. Withholding Taxes. To the extent that the Company or any Subsidiary is required to withhold any federal, state, local or foreign tax in connection with any delivery of Common Shares pursuant to this Agreement, and the amounts available to the Company or such Subsidiary are insufficient, it shall be a condition to the receipt of such delivery that the Grantee make arrangements satisfactory to the Company or such Subsidiary for payment of the balance of such taxes required to be withheld. This tax withholding obligation shall be satisfied by the Company withholding Common Shares otherwise deliverable pursuant to this award in order to satisfy the minimum tax withholding amount permissible under the method that results in the least amount withheld.

         3. Continuous Employment. For purposes of this Agreement, the continuous employment of the Grantee with the Company or a Subsidiary shall not be deemed to have been interrupted, and the Grantee shall not be deemed to have ceased to be an employee of the Company or Subsidiary, by reason of the (i) transfer of his employment among the Company and its Subsidiaries or (ii) a leave of absence approved by the Board or the Committee.

         4. Right to Terminate Employment. No provision of this Agreement shall limit in any way whatsoever any right that the Company or a Subsidiary may otherwise have to terminate the employment of the Grantee at any time. Nothing herein shall be deemed to create a contract or a right to employment with respect to the Grantee.

         5. Relation to Other Benefits. Any economic or other benefit to the Grantee under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement, or other benefit or compensation plan maintained by the Company or a Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a Subsidiary.

         6. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Grantee under this Agreement without the Grantee's consent.


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         7.       Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable form the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

         8. Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. The Board acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the grant of the Restricted Shares.

         9. Governing Law. This Agreement is made under, and shall be construed in accordance with, the internal substantive laws of the State of Ohio.



         This Agreement is executed by the Company as of the ____ day of
______________.


                                        THE J. M. SMUCKER COMPANY


                                        By:
                                                 -------------------------------
                                        Name:    M. Ann Harlan
                                        Title:   Vice President, General Counsel
                                                 and Secretary



         The undersigned hereby acknowledges receipt of an executed original of this Restricted Shares Agreement, together with a copy of the Plan, and accepts the award of Restricted Shares granted hereunder on the terms and conditions set forth herein and in the Plan.


Date:
       -----------------------------                 ---------------------------
                                                     Grantee


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